Exhibit 16.1

                                              PricewaterhouseCoopers LLP
                                                  One North Wacker
                                                  Chicago IL 60606
                                                  Telephone (312) 298 2000
                                              Facsimile (12) 298 2001

March 24, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Old Republic International Corporation (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Old Republic International Corporation, dated March 19, 2010. We agree with the statements concerning our Firm in paragraphs (a) (i), (ii), (iv) and (v) of such Form 8-K.  However, we have no basis to comment regarding the ocmments in paragraph (a) (iii) of such Form 8-K.

Very truly yours,

PricewaterhouseCoopers LLP